Exhibit 99.1

Tronox Reports Fourth Quarter 2018 Financial Results

Fourth Quarter Highlights:

•	Results demonstrate benefits of vertical integration with strong performance in feedstock and co-products led by zircon

•
Revenue of $429 million down 8 percent from prior year as higher feedstock and co-products selling prices more than offset by lower pigment sales volumes and absence of revenue from Electrolytic business sold in September 2018; revenue down 5 percent excluding $14 million of Electrolytic revenue in prior year

•	Income from operations of $68 million up 13 percent versus prior year; adjusted EBITDA of $125 million down 7 percent versus prior year (Non-GAAP)

•	GAAP diluted EPS of ($0.05); adjusted diluted EPS of $0.06 (Non-GAAP)

•	TiO2 income from operations of $83 million; TiO2 adjusted EBITDA of $152 million and TiO2 adjusted EBITDA margin of 35 percent (Non-GAAP)

Strategic Developments:

•	Proposed remedial transaction documents related to Cristal acquisition submitted to the FTC following the joint motion to delay briefing schedule in the Part 3 administrative proceeding

•
Exxaro Mineral Sands Transaction Completion Agreement ensures the orderly sale of Exxaro’s Tronox shares; includes Tronox option to directly repurchase shares Exxaro elects to sell; facilitates Tronox’s ability to purchase Exxaro’s 26 percent ownership interest in Tronox South African subsidiaries

•
Shareholder meeting scheduled for March 8, 2019 for the purpose of approving redomiciliation from Australia to the UK; benefits of UK domicile include greater flexibility in implementing share repurchases, elimination of current dual-class share structure and enhanced protection of our $4.1 billion of NOLs

STAMFORD, Conn., (February 27, 2019) – Tronox Limited (NYSE:TROX) reported revenue of $429 million for the fourth quarter 2018, down 8 percent from $464 million in the fourth quarter 2017 and down 6 percent from $456 million in the third quarter 2018.  Excluding revenue from the Electrolytic business sold in September 2018, revenue declined 5 percent from the year-ago quarter and 4 percent from the prior quarter.  Income from operations of $68 million increased 13 percent from $60 million in the year-ago quarter and 28 percent from $53 million in the prior quarter.  Net loss from continuing operations attributable to Tronox Limited of $5 million, or ($0.05) per diluted share, compared to net income from continuing operations attributable to Tronox Limited of breakeven, or $0.00 per diluted share, in the year-ago quarter and net income from continuing operations attributable to Tronox Limited of $6 million, or $0.05 per diluted share in the prior quarter.  Net income from continuing operations attributable to Tronox Limited in the fourth quarter 2018 included transaction costs primarily related to the Cristal acquisition and tax-related items that, combined, totaled $13 million or $0.11 per diluted share.  Excluding these items, adjusted net income attributable to Tronox Limited (Non-GAAP) was $8 million, or $0.06 per diluted share.  Adjusted EBITDA of $125 million compared to $135 million in the year-ago quarter and $128 million in the prior quarter.

1 | Page

The Board of Directors declared a quarterly dividend of $0.045 per share payable on March 20, 2019, to shareholders of record of the company's Class A and Class B ordinary shares at the close of business on March 11, 2019.

Jeffry Quinn, president and chief executive officer of Tronox commented on the company’s results in the fourth quarter delivered in the midst of a dynamic market environment by noting:

•	“We once again clearly demonstrated the benefits of our vertical integration in the fourth quarter with strong performance in feedstock and co-products, led by zircon.

•
Compared sequentially to the third quarter, pigment selling prices were down 1 percent on a local currency basis while pigment sales volumes were 15 percent lower due to the normal seasonal decline and customer destocking primarily in Europe and Asia.  These results were in line with our expectations.

•	We anticipate a return to normal demand and inventory levels as this destocking runs its course by mid-year and are purposefully building inventory to meet this anticipated pickup in demand.

•
We continued to work constructively with our customers on unique win-win margin stability initiatives that provide the predictability of price and stability of supply that our customers deserve and, at the same time, provide the margin stability necessary that will allow us to consistently reinvest in our business throughout the cycle.

•
Our TiO2 adjusted EBITDA margin of 35 percent improved from 34 percent a year ago and 33 percent in the third quarter reflecting the strong commercial performance in feedstock and co-products, led by zircon.

•	As a vertically integrated producer in a rising high-grade feedstock price environment, we expect to derive significant and differentiating benefits relative to non-integrated pigment producers.”

2 | Page

Quinn continued, “In addition to delivering strong operating and financial performance, we also have advanced a number of our strategic initiatives:

•
We made significant progress toward consummating the Cristal acquisition as evidenced by the filing by the FTC, Tronox and Cristal last week of a joint motion to delay the appeals schedule in the Part 3 adjudication.  Since then, we have completed negotiations with INEOS Enterprises concerning the proposed remedial transaction involving Cristal’s North American TiO2 business, including its two-plant Ashtabula TiO2 complex, and last week submitted definitive documents to the FTC staff for its review and comment.  We will continue to work with the FTC staff with the goal of receiving approval by the FTC Commissioners by the end of the first quarter.

•
We signed the Mineral Sands Transaction Completion Agreement with Exxaro Resources.  This Agreement ensures the orderly sale of Exxaro’s Tronox shares, includes the option for us to directly repurchase shares Exxaro elects to sell, and facilitates our ability to purchase Exxaro’s 26 percent ownership interest in our South African subsidiaries.  On February 15, we completed the first of the series of transactions contemplated by this agreement with the redemption of Exxaro’s 26 percent ownership interest in Tronox Sands, a U.K. limited liability partnership.  This redemption will improve our overall capital structure and free up cash in South Africa that will enable us to pay down term debt in the U.S.

•
We progressed with our planned redomiciliation to the UK from Australia when the Australian court approved our definitive proxy materials, mailed those materials to our shareholders in advance of the March 8th special shareholder meeting, and discussed the benefits of redomiciling directly with a number of our large shareholders.  Among the numerous benefits of UK domicile are greater flexibility in implementing share repurchases, elimination of our current dual-class share structure and enhanced protection of our $4.1 billion of NOLs.”

Fourth Quarter 2018

Tronox TiO2

Revenue of $429 million decreased 8 percent from $464 million in the year-ago quarter as higher zircon, CP slag and pig iron selling prices were more than offset by lower pigment sales volumes and the absence of revenue from the Electrolytic business sold in September 2018.  Revenue declined 5 percent excluding $14 million of Electrolytic revenue in the year-ago quarter.

3 | Page

Pigment sales of $263 million compared to $316 million in the year-ago quarter.  Selling prices were up 1 percent on a local currency basis and level on a U.S. dollar basis.  Sales volumes were 16 percent lower than record sales volumes in the year-ago quarter primarily due to customer destocking in certain sales channels in Europe and Asia.  Translation of the Euro was a $2 million headwind on revenue in the fourth quarter.

Titanium feedstock and co-products sales of $166 million increased 24 percent from $134 million in the year-ago quarter, driven by higher zircon, CP slag and pig iron selling prices coupled with higher CP slag sales volumes.  Zircon sales of $82 million increased 21 percent from $68 million in the year-ago quarter driven by 28 percent higher selling prices partially offset by 5 percent lower sales volumes.  Pig iron sales of $25 million increased 19 percent from $21 million in the year-ago quarter, as selling prices increased 14 percent and sales volumes increased 9 percent.  Feedstock and other products sales of $59 million increased from $45 million in the year-ago quarter driven by 18 percent higher selling prices and a doubling of sales volumes for CP slag.  There were no ilmenite sales in the fourth quarter compared to $5 million in the year-ago quarter, as we are not actively selling ilmenite in the market in preparation for increased internal requirements following the anticipated closing of the Cristal acquisition.

Compared sequentially to the third quarter 2018, TiO2 revenue of $429 million decreased 6 percent from $456 million as higher zircon, CP slag and pig iron sales volumes were more than offset by lower pigment sales volumes and the absence of revenue from the Electrolytic business sold in September 2018.  Revenue declined 4 percent excluding $10 million of revenue in the third quarter from the Electrolytic business.

Pigment sales of $263 million were 17 percent lower than $315 million in the seasonally stronger third quarter.  Selling prices were 1 percent lower on a local currency basis and 2 percent lower on a U.S. dollar basis.  Sales volumes were 15 percent lower driven by the normal seasonal decline coupled with continued destocking by customers in certain sales channels in Europe and Asia.  Translation of the Euro was a $1 million headwind on pigment sales in the fourth quarter.

4 | Page

Titanium feedstock and co-products sales of $166 million increased 27 percent from $131 million in the prior quarter, driven primarily by higher sales volumes for zircon, CP slag and pig iron.  Zircon sales of $82 million were 14 percent higher than $72 million in the prior quarter, as sales volumes increased 15 percent while selling prices were 1 percent lower due to product mix.  Pig iron sales of $25 million increased 9 percent from $23 million in the prior quarter, as sales volumes increased 10 percent while selling prices were 1 percent lower.  Feedstock and other products sales of $59 million increased 64 percent from $36 million in the prior quarter driven primarily by a doubling of CP slag sales volumes.

TiO2 adjusted EBITDA of $152 million decreased 3 percent from $156 million in the year-ago quarter, as higher selling prices for zircon and CP slag and favorable foreign exchange were more than offset by lower pigment sales volumes and higher costs for process chemicals, anthracite and graphite electrodes.  Compared sequentially, TiO2 adjusted EBITDA of $152 million increased 1 percent from $150 million in the prior quarter, as higher zircon and CP slag sales volumes and favorable foreign exchange more than the impact of lower sales volumes on fixed costs.  TiO2 income from operations of $83 million decreased from $94 million in the year-ago quarter and increased from $80 million in the prior quarter.

Consolidated

Selling, general and administrative expenses were $50 million compared to $65 million in the year-ago quarter and $62 million in the prior quarter.  Selling, general and administrative expenses primarily attributable to the Cristal acquisition were $7 million in the fourth quarter 2018 compared to $15 million in the year-ago quarter and $12 million in the prior quarter.  Interest expense of $49 million compared to $48 million in the year-ago quarter and $47 million in the prior quarter.  On December 31, 2018, debt was $3,161 million and debt, net of cash and cash equivalents, was $1,465 million, including $662 million of cash restricted for the Cristal transaction.  Liquidity was $1,945 million comprised of cash and cash equivalents of $1,696 million, including $662 million of restricted cash, and $249 million available under revolving credit agreements.  In the fourth quarter 2018, capital expenditures were $34 million and depreciation, depletion and amortization expense was $50 million.

5 | Page

Webcast Conference Call

Tronox will conduct a webcast conference call on Thursday, February 28, 2019, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 5061369

Conference Call Presentation Slides will be used during the conference call and are available on our website: tronox.com

Conference Call Replay: Available via the internet and telephone beginning on February 28, 2019, 11:30 a.m. ET (New York), until March 6, 2019, 11:30 a.m. ET (New York)
Internet Replay: tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 5061369

Upcoming Conferences and Investor Meetings

During the first half of 2019 a member of management is scheduled to present at the following conferences and hold investor meetings in the following cities:

•	Investor Meetings, Fermium Research, New York, March 26, 2019

•	Tronox Investor Conference, New York, May 30, 2019

•	Deutsche Bank Global Industrial & Materials Summit, Chicago, June 6, 2019

•	Barclays High Yield Conference, Colorado Springs, CO, June 6-7, 2019

•	Vertical Research Partners Materials Conference, New York, June 18, 2019

•	Citi Leveraged Finance Conference, Park City, UT, June 19-21, 2019

•	BMO Capital Markets Chemicals & Materials Conference, New York, June 27, 2019

6 | Page

Accompanying conference and meeting materials will be available at http://investor.tronox.com

About Tronox

Tronox Limited is a vertically integrated mining and inorganic chemical business. The Company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. For more information, visit tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

7 | Page

Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited's financial results, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company's financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect Tronox Limited's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating Tronox Limited's operating results and future prospects;

•
Provide an additional view of the operating performance of the company by adding interest expense & income, income taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt, stock-based compensation charges, transaction costs associated with acquisitions, foreign currency re-measurements, impairments, settlements of pension and postretirement plans, impacts of tax settlements on non-income related taxes, severance expense, and noncash pension and postretirement expense and accretion expense are made to exclude items that are either non-cash or unusual in nature;

8 | Page

•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Limited” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt
+1.203.705.3730

9 | Page

TRONOX LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three months Ended December 31,		Year Ended December 31,

	2018	2017	2018	2017
Net sales	$429	$464	$1,819	$1,698
Cost of goods sold	311	339	1,321	1,309
Gross profit	118	125	498	389
Selling, general, and administrative expenses	50	65	267	249
Restructuring	-	-	-	(1)
Impairment loss	-	-	31	-
Income from operations	68	60	200	141
Interest expense	(49)	(48)	(193)	(188)
Interest income	10	5	33	10
Loss on extinguishment of debt	-	-	(30)	(28)
Other income (expense), net	6	(19)	33	(22)
Income (loss) from continuing operations before income taxes	35	(2)	43	(87)
Income tax (provision) benefit	(29)	4	(13)	(6)
Net income (loss) from continuing operations	6	2	30	(93)
Loss from discontinued operations, net of tax	-	-	-	(179)
Net income (loss)	6	2	30	(272)
Net income attributable to noncontrolling interest	11	2	37	13
Net loss attributable to Tronox Limited	$(5)	$-	$(7)	$(285)

Net loss per share, basic and diluted:
Continuing operations	$(0.05)	-	$(0.06)	$(0.89)
Discontinued operations	$-	-	$-	$(1.50)
Net loss per share, basic and diluted	$(0.05)	$-	$(0.06)	$(2.39)

Weighted average shares outstanding, basic (in thousands)	123,079	120,939	122,881	119,502
Weighted average shares outstanding, diluted (in thousands)	123,079	120,939	122,881	119,502

Other Operating Data:
Capital expenditures	$34	$28	$117	$91
Depreciation, depletion and amortization expense	$50	$46	$195	$182

10 | Page

TRONOX LIMITED
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX LIMITED  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX LIMITED (NON-U.S. GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net loss attributable to Tronox Limited (U.S. GAAP)	$(5)	$-	$(7)	$(285)
Loss from discontinued operations, net of tax (U.S. GAAP)	-	-	-	(179)
Net loss from continuing operations attributable to Tronox Limited (U.S. GAAP)	$(5)	$-	$(7)	$(106)
Impairment loss (a)	-	-	31	-
Transaction costs (b)	7	15	66	48
Restructuring (c)	-	-	-	(1)
Tax valuation allowance reversal (d)	-	-	(48)	-
Share-based compensation modification (e)	-	-	(6)	-
Settlement gain (f)	-	-	(3)	-
Loss on extinguishment of debt (g)	-	-	30	28
Reversal of accrual related to tax settlement (h)	(11)	-	(11)	-
Income tax settlement for prior years (i)	11	-	11	-
Income tax expense- deferred tax assets (j)	6	-	6	-
Adjusted net income (loss) from continuing operations attributable to Tronox Limited (non-U.S. GAAP)	$8	$15	$69	$(31)

Diluted net loss per share from continuing operations (U.S. GAAP)	$(0.05)	$-	$(0.06)	$(0.89)

Impairment loss, per share	-	-	0.25	-
Transaction costs, per share	0.06	0.12	0.53	0.40
Restructuring, per share	-	-	-	(0.01)
Tax valuation allowance reversal	-	-	(0.38)	-
Share-based compensation modification	-	-	(0.05)	-
Settlement gain	-	-	(0.02)	-
Loss on debt extinguishment, per share	-	-	0.24	0.23
Reversal of accrual related to tax settlement	(0.09)	-	(0.09)	-
Income tax settlement for prior years	0.09	-	0.09	-
Income tax expense- deferred tax assets	0.05	-	0.05	-
Diluted adjusted net income (loss) from continuing operations per share attributable to Tronox Limited (non-U.S. GAAP)	$0.06	$0.12	$0.56	$(0.27)

Weighted average shares outstanding, diluted (in thousands)	125,134	126,113	125,279	119,502

(a) Represents a charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Consolidated Statements of Operations.
(b) Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Consolidated Statements of Operations.
(c) Represents the reversal of restructuring expense pursuant to the settlement of claims previously filed relating to a prior restructure which was recorded in “Restructuring” in the unaudited Consolidated Statements of Operations.
(d) Represents the reversal of the tax valuation allowance attributable to our operating subsidiary in the Netherlands.
(e) Represents the reversal of previously recorded expense related to the modification of the Integration Incentive Award.
(f) Represents settlement gain related to the former U.S. postretirement medical plan.
(g) 2018 amount represents the loss in connection with the redemption of senior notes, including a call premium of $22 million. 2017 amount represents the loss associated with the redemption of the outstanding balance of senior notes, repayment of a Revolver, and debt issuance costs from the refinancing activities associated with the term loans.
(h) Represents the reversal of an accrual as a result of a tax settlement.
(i) Represents a charge to tax expense for the settlement of prior year tax returns with a foreign tax authority.
(j) Represents a charge to tax expense for the impact on deferred tax assets from a change in tax rates in a foreign tax jurisdiction.

11 | Page

TRONOX LIMITED
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	December 31, 2018	December 31 2017

ASSETS
Current Assets
Cash and cash equivalents	$1,034	$1,116
Restricted cash	662	653
Accounts receivable (net of allowance of less than $1 in 2018 and $1 in 2017)	317	328
Inventories, net	479	473
Prepaid and other assets	50	61
Income taxes receivable	2	8
Total current assets	2,544	2,639

Noncurrent Assets
Property, plant and equipment, net	1,004	1,115
Mineral leaseholds, net	796	885
Intangible assets, net	176	198
Inventories, net	-	3
Deferred tax assets	37	1
Other long-term assets	85	23
Total assets	$4,642	$4,864

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$133	$165
Accrued liabilities	140	163
Long-term debt due within one year	22	22
Income taxes payable	5	3
Total current liabilities	300	353

Noncurrent Liabilities
Long-term debt, net	3,139	3,125
Pension and postretirement healthcare benefits	93	103
Asset retirement obligations	68	79
Long-term deferred tax liabilities	163	171
Other long-term liabilities	17	18
Total liabilities	3,780	3,849

Commitments and Contingencies
Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 94,286,021 shares issued and 94,204,565 shares outstanding at December 31, 2018 and 92,717,935 shares issued and 92,541,463 shares outstanding at December 31, 2017	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 28,729,280 shares issued and outstanding at December 31, 2018 and December 31, 2017.	-	-
Capital in excess of par value	1,579	1,558
Accumulated deficit	(357)	(327)
Accumulated other comprehensive loss	(540)	(403)
Total Tronox Limited shareholders' equity	683	829
Noncontrolling interest	179	186
Total equity	862	1,015
Total liabilities and equity	$4,642	$4,864

12 | Page

TRONOX LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Year Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$30	$(272)
Loss from discontinued operations, net of tax	-	(179)
Net income (loss) from continuing operations	$30	$(93)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	195	182
Deferred income taxes	(21)	2
Share-based compensation expense	21	31
Amortization of deferred debt issuance costs and discount on debt	11	15
Loss on extinguishment of debt	30	28
Impairment loss	31	-
Other non-cash affecting net income (loss)	(9)	34
Changes in assets and liabilities:
Increase in accounts receivable, net	(11)	(50)
(Increase) decrease in inventories, net	(47)	57
Decrease (increase) in prepaid and other assets	4	(20)
(Decrease) increase in accounts payable and accrued liabilities	(51)	7
Net changes in income tax payables and receivables	10	(7)
Changes in other non-current assets and liabilities	(23)	(21)
Cash provided by operating activities - continuing operations	170	165

Cash Flows from Investing Activities:
Capital expenditures	(117)	(91)
Proceeds from the sale of businesses	6	1,325
Loans	(64)	-
Proceeds from the sale of assets	1	-
Cash (used in) provided by investing activities - continuing operations	(174)	1,234

Cash Flows from Financing Activities:
Repayments of short-term debt	-	(150)
Repayments of long-term debt	(606)	(2,342)
Proceeds from long-term debt	615	2,589
Debt issuance costs	(10)	(37)
Call premium paid	(22)	(14)
Dividends paid	(23)	(23)
Restricted stock and performance-based shares settled in cash for taxes	(6)	(12)
Proceeds from the exercise of warrants and options	6	13
Cash (used in) provided by financing activities - continuing operations	(46)	24

Discontinued Operations:
Cash provided by operating activities	-	107
Cash used in investing activities	-	(25)
Net cash flows provided by discontinued operations	-	82

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(23)	13
Net (decrease) increase in cash and cash equivalents and restricted cash	(73)	1,518
Cash and cash equivalents and restricted cash at beginning of period	1,769	251
Cash and cash equivalents and restricted cash at end of period - continuing operations	$1,696	$1,769

13 | Page

TRONOX LIMITED
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss) (U.S. GAAP)	$6	$2	$30	$(272)
Income from discontinued operations, net of tax (U.S. GAAP)	-	-	-	(179)
Net income (loss) from continuing operations (U.S. GAAP)	6	2	30	(93)
Interest expense	49	48	193	188
Interest income	(10)	(5)	(33)	(10)
Income tax provision (benefit)	29	(4)	13	6
Depreciation, depletion and amortization expense	50	46	195	182
EBITDA (non-U.S. GAAP)	124	87	398	273
Transaction costs (a)	7	15	66	48
Share-based compensation (b)	5	5	21	31
Restructuring (c)	-	-	-	(1)
Loss on extinguishment of debt (d)	-	-	30	28
Foreign currency remeasurement (gain) loss (e)	(1)	24	(29)	25
Impairment loss (f)	-	-	31	-
Settlement gain (g)	-	-	(3)	-
Reversal of accrual related to tax settlement (h)	(11)	-	(11)	-
Other items (i)	1	4	10	16
Adjusted EBITDA (non-U.S. GAAP)	$125	$135	$513	$420

(a)	Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Consolidated Statements of Operations.
(b)	Represents non-cash share-based compensation.
(c)
Represents the reversal of restructuring expense pursuant to the settlement of claims previously filed relating to a prior restructure which was recorded in “Restructuring ” in the unaudited Consolidated Statements of Operations.

(d)
2018 amount represents the $30 million loss in connection with the redemption of senior notes, including a call premium of $22 million. 2017 amount represents the $28 million loss, which includes a $22 million loss associated with the redemption of the outstanding balance of senior notes, $1 million of unamortized original debt issuance costs from the repayment of a Revolver, and $5 million of debt issuance costs from the refinancing activities associated with the term loans.

(e)
Represents foreign currency remeasurement related to third-party unrealized gains and losses and intercompany realized and unrealized gains and losses , which is included in “Other income (expense), net” in the unaudited Consolidated Statements of Operations.

(f)
Represents a charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Consolidated Statements of Operations

(g)	Represents settlement gain related to the former U.S. postretirement medical plan.
(h)	Represents the reversal of an accrual as a result of a tax settlement.
(i)
Includes noncash pension and postretirement costs, accretion expense, severance expense and other items included in “Selling general and administrative expenses” and “Cost of goods sold” in the unaudited Consolidated Statements of Operations.

14 | Page

TRONOX LIMITED
SEGMENT INFORMATION
REVENUE, OPERATING INCOME, ADJUSTED EBITDA (NON-U.S. GAAP)
AND
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

The following tables reconciles net sales and sales growth excluding Electrolytic:

	Three Months Ended December 31,
	2018	2017	% variance
Net sales	$429	$464	-8%
Electrolytic sales	-	(14)	-100%
Net sales, excluding Electrolytic sales	$429	$450	-5%

	Three Months Ended
	December 31, 2018	September 30, 2018	% variance
Net sales	$429	$456	-6%
Electrolytic sales	-	(10)	-100%
Net sales, excluding Electrolytic sales	$429	$446	-4%

The following table reconciles income from operations:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
TiO2 segment	$83	$94	$323	262
Unallocated Corporate	(15)	(34)	(123)	(121)
Income from operations (U.S. GAAP)	$68	$60	$200	141

The following table provides Adjusted EBITDA for TiO2 segment and Corporate for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
TiO2 segment	$152	$156	$609	$500
Unallocated Corporate	(27)	(21)	(96)	(80)
Adjusted EBITDA (non-U.S. GAAP)	$125	$135	$513	$420
Adjusted EBITDA as a % of Net Sales (non-U.S. GAAP)	29%	29%	28%	25%
Adjusted TiO2 EBITDA as a % of Net Sales (non-U.S. GAAP)	35%	34%	33%	29%

The following table provides a reconciliation of TiO2 income from operations to Adjusted EBITDA for our TiO2 segment:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
TiO2 segment operating income (1)	$83	$94	$323	$262
Depreciation, depletion and amortization expense	48	45	188	177
Other income (expense), net	12	(17)	44	(36)
TiO2 EBITDA (non-U.S. GAAP)	143	122	555	403
Allocated corporate expenses	12	10	51	38
Share-based compensation	1	3	8	11
Foreign currency remeasurement (gain) loss	(7)	19	(45)	39
Impairment loss	-	-	31	-
Other items (2)	3	2	9	9
Adjusted TiO2 EBITDA (non-U.S. GAAP)	$152	$156	$609	$500

(1)	TiO2 segment operating income includes an allocation of costs managed by Corporate.
(2)	Other items added back to TiO2 EBITDA includes accretion expense, asset write-offs and noncash pension and postretirement costs.

The following table reconciles Cash provided by (used in) operating activities, continuing operations, the comparable measure for segment reporting under U.S. GAAP, to free cash flow by segment for the periods presented:

	Three Months Ended December 31, 2018			Year Ended December 31, 2018
	TiO2	Corporate	Consolidated	TiO2	Corporate	Consolidated
Cash provided by (used in) operating activities, continuing operations	$124	$(97)	$27	$471	$(301)	$170
Capital expenditures	(34)	-	(34)	(116)	(1)	(117)
Free cash flow (non-U.S. GAAP)	$90	$(97)	$(7)	$355	$(302)	$53

15 | Page